Exhibit 10.5
ENDOCYTE, INC.
2010 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
     This Award Agreement (“Award Agreement”), dated as of ___________, 20___, is by and between Endocyte, Inc., a Delaware corporation (the “Company”), and ________ (“Optionee”). Unless otherwise defined herein, the terms defined in the Endocyte, Inc. 2010 Equity Incentive Plan (the “Plan”), shall have the same defined meanings in this Award Agreement.
I. NOTICE OF GRANT
     Optionee:
     The Company has granted the Optionee an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:
II. AGREEMENT
     1. Grant of Option. The Company hereby grants to the Optionee, an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.
     If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option.
     2. Vesting. Unless otherwise provided in this Award Agreement or in the Plan, this Option shall become exercisable in one or more installments in accordance with the Vesting Schedule set forth in the Notice of Grant.
     3. Option Term; Expiration Date. This Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date set forth in the Notice of Grant, unless sooner terminated in accordance with Section 4 of this Award Agreement or the terms of the Plan.

     4. Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider, other than upon the Optionee’s termination as the result of the Optionee’s death or Disability (pursuant to Section 6(d)(iii) of the Plan), the vested portion of this Option, if any, shall be exercisable for three (3) months after Optionee ceases to be a Service Provider. Upon Optionee’s death or Disability, this Option may be exercised for twelve (12) months after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Expiration Date as set forth in the Notice of Grant. The unvested portion of the Option shall automatically revert to the Plan.
     5. Exercise of Option.
     (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Award Agreement.
     (b) Method of Exercise. This Option shall be exercisable by delivery to the Company of a notice of exercise (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
     No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     (c) Method of Payment; Withholding. The Optionee may pay the aggregate Exercise Price and any applicable tax withholding obligations as provided in the Plan and approved by the Administrator.
     6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.
     7. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner otherwise than by will or by the laws of descent or distribution and may be exercised, during the lifetime of Optionee, only by Optionee. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     8. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
     9. Change in Control. As provided in the Plan, upon the occurrence of a Change in Control, this Option may become exercisable prior to the time provided for under the Vesting Schedule set forth in the Notice of Grant.
     10. Tax Consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
III. OTHER TERMS
     11. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of Indiana.

     12. Notices. All notices and other communications required or permitted under this Award Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices in West Lafayette, Indiana, and if to the Optionee or his or her successor, to the residence address last furnished by the Optionee to the Company. Notwithstanding the foregoing, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail). Optionee agrees to notify the Company upon any change in the Optionee’s residence address.
     13. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
     14. Plan Controlling. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement.
     The Company and the Optionee have executed this Award Agreement as of the date first written above.

OPTIONEE	ENDOCYTE, INC.

By:
Name:
Title: